UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2011

AEMETIS, INC.
(Exact name of registrant as specified in its charter)

______________

Nevada	000-51354	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California 95014
(Address of Principal Executive Office) (Zip Code)

(408) 213-0940
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Third Eye Capital Corporation Amendment No. 4 to Note Purchase Agreement

On November 8, 2011, AE Advanced Fuels Keyes, Inc., a subsidiary of AE Biofuels, Inc. (“AE Keyes”) entered into a Limited Waiver and Amendment No. 4 to the Note Purchase Agreement with Third Eye Capital Corporation (“Agent”) (the “Fourth Amendment”). Pursuant to the Fourth Amendment, AE Keyes agreed to pay Agent a Minimum Monthly Base Principal Payment equal to the greater of (i) weekly installments of $50,000 with the first installment due on Friday, November 4, 2011, (ii) a monthly payment of $0.05 per gallon of ethanol produced from its Keyes Plant; and (iii) 50% of its monthly Free Cash Flow as defined in the Fourth Amendment.   In addition, AE Keyes is required to (i) maintain minimum Free Cash Flow of $600,000 per fiscal quarter (ii) maintain  a minimum quarterly ethanol production amount of not less than 14 million gallons per fiscal quarter, and (iii) limit-capital expenditures to no more than $50,000 per fiscal quarter.

In return for a fee of $25,000 paid in cash and the issuance of 932,000 shares of common stock of AE Biofuels, Inc., and other consideration described therein, Agent waived certain covenant violations for the period ending September 30, 2011 and  extended the maturity date of the Note Purchase Agreement until April 18, 2012 with an automatic six (6) month extension for an additional extension fee to be determined by AE Keyes and Agent so long as no payment obligations defaults have occurred and are continuing and the outstanding principal and interest of the Notes does not exceed $5,000,000.  As of the effective date of the Third Amendment, the principal balance and all accrued and unpaid interest and fees outstanding on the Note was $6,471,233 and the accrued and unpaid Revenue Participation was $3,177,167.

The description of the Fourth Amendment is not complete and is qualified in its entirety by reference to the text of the agreement which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Limited Waiver and Amendment No. 4 to Note Purchase Agreement dated as of November 8, 2011 and effective as of October 18, 2011 among AE Advanced Fuels Keyes, Inc., a Delaware corporation, Third Eye Capital Corporation, an Ontario corporation, as agent, Third Eye Capital Credit Opportunities Fund - Insight Fund and Sprott Private Credit Fund L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Aemetis, Inc.
Date: November 14, 2011	By:	/s/Eric A. McAfee
Eric McAfee
Chief Executive Officer